Exhibit 10(vi)


Exhibit 10(vi)  Termination Agreement

                       TERMINATION OF CONSULTING AGREEMENT

                  This AGREEMENT, dated as of April 15, 2000, by and between B.A.M.I. CONSULTING, S.A., a British Virgin Islands corporation (the "Consultant"), and New Generation Plastic, Inc., a Delaware corporation ("NGP") (the "Company").

                                    RECITALS

                  WHEREAS, the Consultant and the Company entered into that certain Consulting Agreement dated as of April 15, 1999 (the "Consulting Agreement"), under which the Company agreed to pay the Consultant a fee of $75,000 per month for services rendered thereunder; and

                  WHEREAS, the Company is reorganizing its business and the parties desire to terminate the Consulting Agreement; and

                  WHEREAS, the termination of the Consulting Agreement shall become effective pursuant to the terms hereinafter set forth;

                  NOW THEREFORE, the parties hereby agree as follows:

         1. Termination The Consultant and the Company agree that the Consulting Agreement shall be deemed terminated as of December 31, 1999.

         2. Payment of Accrued Consulting Fees Notwithstanding the foregoing, at the sole option of the Consultant all or part of the amount of the accrued and unpaid consulting fees due under the Consulting Agreement may be satisfied by the issuance by the Company of its common stock at a per share value determined by an independent committee of the Board of Directors. The parties hereby agree that the amount of consulting fees due is $675,000, which represents the amount accrued through December 31, 1999.

         3. Miscellaneous

         a. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

         b. Waivers. Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

         c. Entire Agreement. This Agreement and the Consulting Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.
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         d. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of such provision shall be construed so as to render it enforceable, to the extent feasible; and if no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof.

         e. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

         f. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

         g. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, and permitted assigns.

         h. Negotiated Agreement. This Agreement is the result of negotiations between the parties. Accordingly, no party to this Agreement shall be deemed to be the author of this Agreement and there shall be no presumption that this Agreement is to be construed for or against any party to this Agreement on the basis of the authorship of this Agreement.

         i. Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

         j. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may be executed by facsimile signatures.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                             Consultant:
                                             B.A.M.I. CONSULTING, S.A.


                                             By: /s/ Jacques Mot
                                                 -------------------------------
                                             Name:  Jacques Mot
                                             Title: Chairman

                                             Company:
                                             NEW GENERATION PLASTIC, INC.


                                             By: /s/ Paul Hokfelt
                                                 -------------------------------
                                             Name:  Paul Hokfelt
                                             Title: Chief Executive Officer

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